When recorded return to:

SunCor Development Company
3838 North Central Avenue
Suite 1500
Phoenix, Arizona 85012
Attention:      Peggy Kirch


                  RECIPROCAL EASEMENT AGREEMENT WITH COVENANTS
                         AND RESTRICTIONS AFFECTING LAND


     This RECIPROCAL EASEMENT AGREEMENT WITH COVENANTS AND RESTRICTIONS AFFECTING LAND ("Agreement") is entered into as of the 19th day of December, 1996, by and among Sedona Golf Resort, L.C., an Arizona limited liability company ("Project Developer"), UP Sedona, Inc., an Arizona corporation ("Resort Owner"), and All Seasons Resorts, Inc., an Arizona corporation ("Health Club Owner").


        RECITALS

        I. Simultaneously with the recording of this Agreement, Resort Owner is purchasing from Project Developer, pursuant to that Real Estate Sales Agreement dated March 28, 1996 ("Resort Owner Agreement"), the real property described on Exhibit "A" attached hereto for the construction and operation of a luxury resort hotel with a Mobil four-star rating ("Resort Parcel"). The Resort Parcel contains approximately 7.5 acres of land and is part of a master-planned golf and residential development known as Sedona Golf Resort.

        A. Project Developer is the owner of a parcel of land adjacent to, and to the east of, the Resort Parcel, and north of Ridge Trail Drive, as more particularly described on Exhibit "B" attached hereto ("Project Developer Parcel"). The Project Developer Parcel will share an entryway off Ridge Trail Drive with the Resort Parcel, and Project Developer and Resort Owner desire to grant certain cross-easements for ingress, egress and parking and for the maintenance of curbcuts to provide for vehicular and pedestrian access and certain cross-parking rights between the Resort Parcel and the Project Developer Parcel.


                                  EXHIBIT 10.2

        B. Health Club Owner owns and operates an existing health club and related facilities known as "The Ridge Spa and Racquet Club at Sedona Golf Resort" on that parcel of land located adjacent to, and to the west of, the Resort Parcel, and north of Ridge Trail Drive, as more particularly described on Exhibit "C" attached hereto ("Health Club Parcel"). To accommodate the desires of neighboring land owners regarding existing access points along the western boundary of the Health Club Parcel, the Health Club Owner and Project Developer desire to close such access points and provide alternate access to the Health Club Parcel upon and across portions of the Resort Parcel.

        C. Resort Owner desires to grant access to the Health Club Parcel upon and across the Resort Parcel in exchange for access to and reciprocal easement rights upon and across the Health Club Parcel. Likewise, the Health Club Owner and the Project Developer desire to grant reciprocal ingress and egress easements with respect to their respective parcels for the benefit of the Resort Parcel.

        NOW THEREFORE, for and in consideration of the easements, covenants and restrictions contained in this Agreement, the sufficiency of which is hereby acknowledged by each party, the parties do hereby agree as set forth below:


                                    AGREEMENT

        1. DEFINITIONS.

        In addition to the defined terms set forth in the Recitals or elsewhere in this Agreement, each of the following capitalized terms shall have the following meaning:

               1.1 "Easement Area Improvements" shall mean all improvements from time to time comprising the Easement Areas, including without limitation roadways, driveways, lighting, sidewalks, walkways, curbs, bumpers, traffic control signs and other traffic control devices.

               1.2 "Easement Areas" shall mean all land areas within any Parcel improved from time to time with roadways, driveways, sidewalks, walkways and other paved surfaces designed and intended by the respective Owner thereof for vehicular and pedestrian ingress and egress.

               1.3 "Grantee" shall mean an Owner who receives an easement pursuant to this Agreement.

               1.4 "Grantor" shall mean an Owner who grants an easement pursuant to this Agreement.

               1.5 "Health Club Easement Areas" shall mean all Easement Areas that may exist from time to time on the Health Club Parcel.

               1.6 "Health Club Owner" shall mean All Seasons Resort, Inc., an Arizona corporation, and each successor Owner of any portion of the Health Club Parcel.

               1.7 "Health Club Parcel" shall have the meaning set forth in Recital C above.

               1.8 "Improvement(s)" shall mean all land preparation and excavation, buildings, outbuildings, structures, underground installations, slope and grade alterations, lighting, roads, walkways, curbs, gutters, storm drains, drainageways, utilities, driveways, parking areas, fences, screening walls and barriers, retaining walls, stairs, decks, patio areas, wind breaks, plantings, trees and shrubs, sidewalks, poles, signs, storage or display areas, loading areas, docks, water retention areas, fountains, pools, spas, ponds and other water features, recreational facilities, and all other structures, land development or landscaping improvements of every type or nature.

               1.9 "Owner" shall mean each of the parties to this Agreement and each Owner of a fee simple interest in any Parcel, including, without limitation, one who is buying such interest under a recorded contract, but excluding others who hold such title merely as security. The term "O shall not include a lessee or licensee. If fee simple title is vested of record in a trustee named in a deed of trust recorded pursuant to Arizona Revised Statutes,
Section 33-801, et seq., then the trustor named in said deed of trust shall be deemed the Owner. If fee simple title is vested in a trustee pursuant to a subdivision trust agreement or similar trust, the beneficiary of any such trust entitled to possession shall be deemed to be the Owner. An Owner shall include any person who holds record title to a parcel in joint ownership with any other person or holds an undivided fee interest.

               1.10 "Parcel" shall mean all or any portion of the Health Club Parcel, the Project Developer Parcel or the Resort Parcel.

               1.11 "Parking Area" shall mean that portion of the Project Developer Parcel outlined or otherwise designated on Exhibit "D-1" attached hereto and described on Exhibit "D-2" attached hereto.

               1.12 "Permittee" shall mean the tenants, subtenants, employees, officers, agents, contractors, customers, invitees and licensees of each Owner to the extent the same are designated by an Owner as Permittees entitled to the benefits of this Agreement, and the employees, agents, contractors, customers, invitees and licensees of each tenant or subtenant of an Owner who are designated as Permittees under this Agreement.

               1.13 "Person" shall mean and refer to a natural person, a corporation, a partnership, a limited liability company, a trust or any other legal entity.

               1.14 "Primary Access Drive" shall mean the main boulevard entryway from Ridge Trail Drive to the Resort Parcel and Project Developer Parcel as shown on Exhibit "D-1" attached hereto, the location of which may be moved from time to time by Project Developer when it develops the Project Developer Parcel, provided that any alteration to the Primary Access Drive must be approved by the Owner of the Resort Parcel, which approval shall not be unreasonably withheld, conditioned or delayed. Project Developer and the Owner of the Resort Parcel are hereby authorized to execute amendments to this Agreement with a revised Exhibit "D-1" attached showing the new location of the Primary Access Drive.

               1.15 "Prime Rate" means the prime commercial lending rate announced by Bank One of Arizona (or any successor thereof) as its "prime rate", as the same may be changed from time to time. If for any reason any such institution shall at any time discontinue quoting or charging a "prime rate" in the manner set forth above, then Project Developer, in the exercise of reasonable judgment, may substitute another benchmark annual lending rate of interest charged by major commercial banks in the Phoenix metropolitan area, and the rate so determined shall thereafter be the Prime Rate as defined herein.

                1.16 "Project Developer" shall mean Sedona Golf Resort, L.C., an Arizona limited liability company, and each successor and assign who (i) owns fee title to any portion of the Project Developer Parcel or any other portion of the Sedona Golf Project, and (ii) is expressly named as successor to and assignee of the rights of Sedona Golf Resort, L.C. under this Agreement in a document executed and recorded by Sedona Golf Resort, L.C. (or a successor or assignee thereof as defined in this Section).

               1.17 "Project Developer Easement Areas" shall mean all Easement Areas that may exist from time to time on the Project Developer Parcel, as may be reduced pursuant to Section 4.9 below.

               1.18 "Project Developer Parcel" shall have the meaning set forth in Recital B above, as may be reduced pursuant to Section 4.9 below.

               1.19 "Resort Easement Areas" shall mean all Easement Areas that may exist from time to time on the Resort Parcel.

               1.20 "Resort Owner" shall mean UP Sedona, Inc., an Arizona corporation, and each successor Owner of any portion of the Resort Parcel.

               1.21 "Resort Owner Agreement" shall have the meaning set forth in Recital A above.

               1.22 "Resort Parcel" shall have the meaning set forth in Recital A above.

               1.23 "Sedona Golf Project" shall mean the real property depicted on Exhibit "E" attached hereto.

        2. COVENANTS TO RUN WITH THE LAND.

        All restrictions, covenants and easements in this Agreement shall create privity of contract and estate between each Owner to the extent the same benefit or burden the Parcel owned by each such Owner as set forth in this Agreement, and shall operate as covenants running with the lan By acquiring title to any portion of a Parcel, each Owner shall be subject to this Agreement and shall be deemed a party hereto who has agreed to all of the terms, covenants and restrictions set forth herein to the extent the same benefit or burden the Parcel owned by each such Owner, as set forth in this Agreement.

        3. RESTRICTIONS ON USE.

               3.1 Permitted Use Resort Parcel. Subject to Section 3.2, Project Developer and Resort Owner agree Project Developer is conveying the Resort Parcel to Resort Owner so that it can construct and operate a luxury resort hotel with a Mobil four-star rating thereon with a maximum o keyed entries to provide first-class lodging facilities to complement and support Project Developer's development plans for the Sedona Golf Project. Accordingly, the Resort Parcel shall be used only for the operation of a luxury resort hotel with a Mobil four-star rating and a maximum of 225 keyed entries. Such use may include convention and meeting facilities, boutique shops, lobby bar/lounge, cocktail lounge, restaurant, hair salon, concierge and other amenities typically operated as part of a luxury resort hotel with a Mobil four-star rating of the type contemplated herein. The foregoing notwithstanding, all such uses on the Resort Parcel, and the design and location thereof, shall be subject to the prior written approval of Project Developer in each instance. In addition, each Resort Owner shall not use, and shall not permit any tenant, subtenant or other Person to use, any portion of the Resort Parcel for any purpose other than as set forth above in this Section and approved in writing by Project Developer, unless another purpose is specifically approved by Project Developer, in its sole and absolute discretion, in a recorded amendment to this Agreement. Project Developer may withhold such approval for any reason whatsoever.

               3.2 Restrictions on Use Resort Parcel. The Resort Parcel may be used only for the purposes permitted by Section 3.1, subject to the following restrictions:

                  3.2.1 The Resort Parcel shall not be used by anyone for any purpose that will create a nuisance, including without limitation, (i) any vibration, noise, sound or disturbance that is objectionable due to intermittence, beat, frequency, shrillness, loudness or pulsating effect, (ii) any lighting which is flashing or intermittent or not focused downward or away from adjacent land (unless otherwise approved by Project Developer), (iii) any emission of odor or noxious, caustic or corrosive gas or matter, whether toxic or non-toxic, or (iv) any explosion or other damaging or dangerous firing, detonation or activity, including the firing or detonation of ammunition or explosives or the storage, display, sale or use of explosives or fireworks.

                  3.2.2 No Owner of the Resort Parcel shall use or permit the use of the Resort Parcel in a manner which violates the common law or any law, statute, ordinance, code, order, rule or regulation of any governmental authorities having jurisdiction over the Resort Parcel.

                  3.2.3 No Owner of the Resort Parcel shall dispose or permit the disposal of any waste, refuse or garbage generated on the Resort Parcel except in a commercial-size solid waste container located on the Resort Parcel in an area and with proper screening approved as provided in Article 5, which shall be equipped with a metal lid, maintained in good mechanical condition, emptied as frequently as reasonably necessary to prevent such container from overflowing, and maintained in reasonably clean condition at all times. The foregoing restriction shall not apply to garbage disposed of in a sanitary sewer through customary garbage disposal/grinding equipment.

                  3.2.4 No Improvement shall be constructed or maintained on the Resort Parcel by the Owner thereof or any lessee or other Person which exceeds three (3) stories or a total of thirty (30) feet in height from finished grade.

                  Sections 3.2.1 and 3.2.3 shall not apply to Construction Activities (as defined in Section 5.2) conducted in a reasonable manner and in compliance with applicable statutes, ordinances and codes.

                  3.2.5 No Owner of the Resort Parcel shall use or permit the use of the Resort Parcel by anyone for the development and/or operation of a pro shop and/or for the sale of golf clubs, golf bags, golf balls, golf clothing or other golfing paraphernalia or for the operation of any other use which competes with any golf course and affiliated pro shop within the Sedona Golf Project, as reasonably determined by Project Developer.

                  3.2.6 So long as the health spa and tennis facility located on the Health Club Parcel is in operation and available for use by the Owners of the Resort Parcel and open for membership and use by the general public, no Owner of the Resort Parcel shall use or permit the use o the Resort Parcel by anyone as a health club or related facilities available for membership or open to the general public, provided that a health club and related facilities may be constructed and operated as part of a resort hotel upon the Resort Parcel if use of the same is restricted to guests and employees of such hotel, subject to approval by Project Developer of such health club and related facilities pursuant to Section 3.1 above. In addition, provided that the Owner of the Health Club Parcel is operating the health spa and tennis facilities thereon, no clothing, bags, and other equipment, and paraphernalia for tennis, swimming or other exercise activities conducted as part of said health spa and tennis facilities, but only if and to the extent the same are being sold on the Health Club Parcel in connection with such activities, shall be offered for sale in the hotel located on the Resort Parcel. Notwithstanding any other provision in this Agreement, this subsection 3.2.6 shall terminate upon the date that the health spa and tennis facilities located on the Health Club Parcel are no longer in operation and available for use by the Owners of the Resort Parcel, or is no longer available for memberships and use by members or the general public.

               3.3 Restriction on Use of Sedona Golf Project Name and Logo Resort Parcel and Health Club Parcel. The name and/or logo used from time to time for the Sedona Golf Project shall not be used on any portion of the Resort Parcel or the Health Club Parcel, or in the operation or promotion of any business conducted on either Parcel, without the prior written consent of Project Developer in each instance, which consent may be withheld for any reason. If Project Developer elects in its discretion to grant such consent, it shall have the right to impose restrictions and conditions, including without limitation a requirement that any use of the name and logo must comply with all design and graphic standards established by Project Developer from time to time. The foregoing notwithstanding, the Owner of the Resort Parcel may, without the prior written consent of Project Developer, use the name and/or logo used from time to time for the Sedona Golf Project, but only if and to the extent (i) the same are used in a reasonable first-class manner for purposes reasonably related to the promotion of a luxury resort hotel on the Resort Parcel, (ii) such use does not give the impression that a Person other than Project Developer is the primary developer of the Sedona Golf Project, and (iii) such use complies with all design and graphic standards established by Project Developer from time to time.

               3.4 Enforcement of this Article. All of the restrictions and obligations imposed by this Article may be enforced only by Project Developer, except that the Health Club Owner shall have the right to enforce subsection 3.2.6.

        4. EASEMENTS; CONSTRUCTION OF CERTAIN IMPROVEMENTS.

               4.1 Grant of Non-Exclusive Easements for Ingress and Egress All Parcels. Subject to Sections 4.6, 4.7, 4.8 or 4.9, each Owner, as a Grantor, hereby grants to every other Owner, as Grantee, for the benefit of each Grantee and their respective Permittees, a non-exclusive easeme upon, over and across all Easement Areas of each Grantor, for vehicular and pedestrian ingress and egress to and from any portion of any Parcel to another Parcel, and to and from all public streets and roads adjacent to a Parcel if access points are available from such Parcel, including, without limitation, ingress and egress for delivery, service and emergency trucks and vehicles.

               4.2 Grant of Non-Exclusive Easements for Parking Resort Parcel and Project Developer Parcel Only. Subject to Sections 4.6, 4.7, 4.8, and 4.9:

                 4.2.1 Each Owner of the Resort Parcel, as a Grantor, hereby grants to every other Owner of the Project Developer Parcel, as Grantee, for the benefit of each Grantee and their respective Permittees, a non-exclusive easement upon and across all parking spaces and parking areas located from time to time on the Resort Parcel; and

                 4.2.2 Each Owner of the Project Developer Parcel, including the Parking Area, as Grantor, hereby grants to each Owner of the Resort Parcel, as Grantee, for the benefit of each Grantee and their respective Permittees, a non-exclusive easement for parking upon and across all parking spaces or parking areas located from time to time on the Project Developer Parcel, including the Parking Area, subject to Section 4.9 below.

                The foregoing notwithstanding, each Grantor shall have the right to (i) designate certain portions of the Parking Areas on its Parcel for handicapped spaces, and for use by emergency vehicles and service and delivery vehicles, and (ii) prohibit the employees of a Grantee or tenants or subtenants of a Grantee from parking on the servient tenement of such Grantor.

               4.3 Easement for Landscaping Resort Parcel. Each Owner of the Resort Parcel, as Grantor, hereby grants to the Sedona Golf Resort Community Association, and its successors and assigns, an easement over, under, upon and across the south 25 feet of the Resort Parcel for the purp of maintaining and replacing all landscaping, irrigation systems and related Improvements to be constructed by the Owner of the Resort Parcel pursuant to Section 5.2 below, provided that any driveways or parking areas approved pursuant to Article 5 which are located within said easement area shall be permitted on said easement area unless and until the same are converted to landscaped areas after approval of the plans and specifications therefor pursuant to Article 5. The Sedona Golf Resort Homeowner's Association, and each successor and assign with respect to the easements rights set forth in this Section 4.3, shall constitute third-party beneficiaries of this provision.

               4.4 Drainage Easement Resort Parcel. Each Owner of the Resort Parcel, as Grantor, hereby grants to each Owner of the Health Club Parcel, an easement for the drainage and flow of storm water from the Health Club Parcel upon, over and across the Resort Parcel, subject to the following limitations and restrictions:

                    4.4.1 All drainage plans and specifications for the Health Club Parcel must be approved by the Owner of the Resort Parcel, which approval shall not be unreasonably withheld or delayed, and must comply with the Storm Water Pollution Prevention Plan of Yavapai County, and must be approved by Yavapai County.

                    4.4.2 The point at which storm water will be allowed to flow from the Health Club Parcel onto the Resort Parcel must be approved by the Owner of the Resort Parcel and the Project Developer.

                    4.4.3 The Owner of the Resort Parcel shall have the right to reasonably determine those areas upon the Resort Parcel over which storm water from the Health Club Parcel will flow, and may relocate such areas from time to time, subject to the rights of Project Developer in Section 4.5 below, and further subject to those requirements of Yavapai County applicable to, and controlling drainage to, over, upon and from, the Resort Parcel.

               4.5 Drainage Easement Project Developer Parcel. Each Owner of the Project Developer Parcel, as Grantor, hereby grants to each Owner of the Resort Parcel, as Grantee, an easement for the drainage and flow of storm water from the Resort Parcel upon, over and across the Project Developer Parcel to a drainage pipe under Highway 179 on the eastern boundary of the Project Developer Parcel, subject to the following limitations and restrictions:

                    4.5.1 All drainage plans and specifications for the Resort Parcel must be approved by Project Developer pursuant to Article 5, must comply with the Storm Water Pollution Prevention Plan of Yavapai County, and must be approved by Yavapai County.

                    4.5.2 The point at which storm water will be allowed to flow from the Resort Parcel onto the Project Developer Parcel must be approved by Project Developer.

                    4.5.3 The Owner of the Project Developer Parcel shall have the right to reasonably determine those areas upon the Project Developer Parcel over which storm water from the Resort Parcel will flow, and may relocate such areas from time to time, subject to those requirements of Yavapai County applicable to, and controlling drainage to, over, upon and from, the Project Developer Parcel. The foregoing notwithstanding, if and to the extent required by Yavapai County, the Owner of the Project Developer Parcel will be obligated to design and maintain on the Project Developer Parcel detention facilities sufficient to attenuate the peak flows from two-year and five-year storm events due to the development of the Resort Parcel and the Project Developer Parcel.

               4.6 Limitation on Exercise of Easement Rights; Reservation of Rights. No Grantee or its Permittees shall have the right to exercise the easement rights granted under Sections 4.1, 4.2, 4.3, 4.4 or 4.5 in a manner that would materially interfere with the business operations of Grantor or its Permittees. The Easement Areas and/or the parking areas referred to in Section
4.2 may be closed from time to time for reasonable periods only (i) for the purpose of cleaning, maintenance, repair, repaving or resurfacing thereof, or
(ii) for the development, construction, maintenance or repair of Improvements on a servient tenement, or (iii) to prevent any party not otherwise entitled to use the same pursuant to this Agreement from obtaining prescriptive rights thereon, or (iv) as provided in subsection 8.1.4. Subject only to the foregoing limitations, to permit the full exercise of the easements granted in Sections
4.1 and 4.2, there shall at all times be maintained, for the duration of the easement rights herein granted:

                    4.6.1  at  least  one  (1)  open   access   point  at  least
twenty-four (24) feet in width along the common boundary between the Resort Parcel and the Health Club Parcel; and

                    4.6.2  at  least  one  (1)  open   access   point  at  least
twenty-four (24) feet in width along the common boundary between the Resort Parcel and the Project Developer Parcel.

        All of the  foregoing  must be approved as provided in Article 5.
No Owner shall construct, or cause or permit to be constructed, any barriers that prevent free and open ingress and egress within said 24-foot accessways. Each Owner of the Project Developer Parcel shall have the right to establish or close curbcuts along Highway 179 as such Owner determines in its sole discretion, except the entrance for Ridge Trail Drive.

               4.7 Duration of Easements. Except as may otherwise be provided in this Agreement, all easements shall continue until this Article 4 is amended or this Agreement is terminated pursuant to Article 7 below.

               4.8 No Charges or Fees. No one shall be obligated to pay any fee or charge for the exercise of the easement rights set forth in this Agreement.

               4.9 Reduction of Project Developer Easement Areas and Parking Areas; Termination of Easements. Sections 4.1, 4.2 and any other provision in this Agreement to the contrary notwithstanding, the Project Developer Parcel, the Project Developer Easement Areas and/or the parking area subject to the easements granted in Section 4.2 (except for the minimum number of spaces to be maintained as provided below) may be reduced by Project Developer from time to time as its development plans are finalized and implemented for the Project Developer Parcel, as Project Developer may determine in its sole discretion. Upon exercising such rights, all easements upon and across the Project Developer Parcel as granted in Sections 4.1 and 4.2 above shall thereupon be deemed terminated as to those portions of the Project Developer Parcel so designated for exclusion by Project Developer from time to time, subject to the following rights, limitations and conditions:

                    4.9.1 The Project Developer Parcel and/or Project Developer Easement Areas may be reduced by Project Developer, in its sole discretion, to an extent that the other Owners and their Permittees have available for ingress and egress only that portion of the Primary Access Drive located on the Project Developer Parcel.

                    4.9.2 The Project Developer Parcel and/or the parking areas subject to the easements granted in Section 4.2.2 may be reduced by Project Developer, in its sole discretion, to an extent that all portions thereof are excluded as set forth above, provided that so long as Yavapai County requires, for parking code purposes, that the Resort Parcel needs to have available for its use the number of spaces in the Parking Area (58 spaces) or a fewer number of spaces, then the Owners of the Resort Parcel and their respective Permittees shall always have available on the Project Developer Parcel, for parking purposes pursuant to Section 4.2.2, the number of spaces (not to exceed 58 spaces) necessary to satisfy the parking code requirements of Yavapai County. The Owner of the Project Developer Parcel may designate the Parking Area, or other portions of the Project Developer Parcel improved for such purposes, if the location thereof is approved by Yavapai County as sufficient to satisfy its parking requirements.

                    4.9.3 The election to reduce the size of the Project Developer Easement Areas or such parking areas for purposes of this Agreement and to terminate the easement rights set forth in Sections 4.1 or 4.2 with respect thereto, shall become effective upon the recording of a dul executed and acknowledged notice of Project Developer's election to do so. Project Developer may record one or more such notices from time to time as plans for the Project Developer Parcel are finalized from time to time, subject to the limitations in Sections 4.9.1 and 4.9.2 above.

                    4.9.4 If pursuant to Section 4.9.1 Project Developer elects to reduce the Project Developer Easement Areas available for ingress and egress to an extent that only the portion of the Primary Access Drive located on the Project Developer Parcel is available for ingress and egress, then the Owner of the Resort Parcel may, in its discretion, elect to terminate the ingress and egress easements granted pursuant to Section 4.1 upon and across the Resort Parcel to an extent that the Owners of the Project Developer Parcel and their respective Permittees have available for ingress and egress pursuant to Section
4.1 only that portion of the Primary Access Drive located on the Resort Parcel.

                    4.9.5 If pursuant to Section 4.9.2 Project Developer elects to reduce the number of parking spaces available for use on the Project Developer Parcel, then the Owner of the Resort Parcel may, in its discretion, reduce the number of spaces available for parking on the Resort Parcel, pursuant to Section 4.2.1, to an identical number of spaces so designated by Project Developer, so long as such spaces designated by the Owner of the Resort Parcel are located in those parking areas located adjacent to the Project Developer Parcel.

                    4.9.6 The election by the Owner of the Resort Parcel to exercise its rights under Sections 4.9.4 and/or 4.9.5 shall become effective upon the recording of a duly executed and acknowledged notice of such Owner's election to do so from time to time, subject to the limitation in Sections 4.9.4 and 4.9.5 above.

               4.10 Resort Owner to Construct Primary Access Drive and Parking Area. The Owner of the Resort Parcel shall be responsible for constructing all Improvements comprising the Primary Access Drive and the Parking Area at its expense, subject to a partial reimbursement from the Owner the Project Developer Parcel as hereafter provided. All such Improvements shall be constructed in accordance with plans and specifications approved by Project Developer pursuant to Article 5 below, and shall be completed free and clear of liens in a good workmanlike manner in compliance with applicable statutes, codes and ordinances. The Owner of the Resort Parcel is not obligated to commence and complete construction of said Improvements by a given date, but once construction activities of any kind have been commenced with respect to any portion of said Improvements, such Owner shall thereafter be obligated to proceed diligently to complete the Primary Access Drive and/or Parking Area, as the case may be, in the manner prescribed by this Section. Upon completion of such Improvements and after an inspection thereof by Project Developer or its agents or contractors to confirm that the Improvements have been constructed in the manner prescribed this Section, the Owner of the Project Developer Parcel shall reimburse Resort Owner for 50% of the reasonable cost of completing the Primary Access Drive and other Improvements connecting the same to the Parking Area, as set forth in the separate agreement to be entered into by the parties as set forth below in this Section. Such reimbursement shall be paid to the Owner of the Resort Parcel within 30 days after such Owner submits to the Project Developer the total cost thereof listed in reasonable detail, together with lien waivers for all work performed on the Project Developer Parcel. If the Owner of the Project Developer Parcel fails to pay such amount within said 30-day period, the amount due shall thereafter bear interest at a variable rate per annum equal to three (3) percentage points over the Prime Rate. This provision shall not preclude Resort Owner from seeking relief under Article 8 below. If the Owner of the Resort Parcel constructs the Parking Area as herein provided, the cost of the Parking Area shall be paid by such Owner, and the Owner of the Project Developer Parcel will have no obligation to pay any portion of such cost. After plans and specifications are approved pursuant to Article 5, and when the Owner of the Resort Parcel is ready to commence construction, the Owner of the Resort Parcel and the Owner of the Project Developer Parcel shall thereafter act reasonably and in good faith to negotiate and execute a separate agreement which sets forth in reasonable detail the elements of the proposed construction and the types of costs to be incurred, as well as cost estimates for labor and materials, and for design, engineering, surveying and permit costs, directly related to the proposed Improvements comprising the Primary Access Drive. Each Owner of the Project Developer Parcel hereby grants to the Owner of the Resort Parcel and its Permittees a non-exclusive easement upon, over, under and across those portions of the Project Developer Parcel necessary, in the reasonable judgment of such Owner, to complete construction of the Primary Access Drive and the Parking Area.

               4.11 Project Developer's Right to Construct Certain Easement Areas. Project Developer and Resort Owner acknowledge that although Resort Owner is obligated to construct the Parking Area and the Primary Access Drive pursuant to Section 4.10, Project Developer has not imposed a dat by which said Improvements must be completed. Accordingly, since Project Developer and its Permittees may require the use of the Primary Access Drive and/or the Parking Area before the Owner of the Resort Parcel has elected to construct the same, Project Developer shall have the right, but not the obligation, to construct or install all or a portion of the Improvements comprising the Primary Access Drive and/or the Parking Area (and the portion or all of such Improvements Project Developer elects to construct will be referred to herein as "Parking and Access Improvements"), subject to the following:

                    4.11.1 The right of Project Developer to construct a specific portion of the Parking and Access Improvements may not be exercised after Resort Owner has actually commenced on-site construction of said portion, but only so long as Resort Owner diligently proceeds to complete said portion of the Parking and Access Improvements pursuant to the requirements of Section 4.10.

                    4.11.2 Unless Section 4.11.1 above applies, Project Developer shall have the right at any time to notify the Owner of the Resort Parcel that Project Developer elects to construct the Parking and Access Improvements by delivering written notice of its intention to do so to such Owner, together with plans and specifications for the portion thereof Project Developer intends to construct. Upon giving such notice, the rights of Project Developer in this Section 4.11.2 shall prevail over any rights of the Owner of the Resort Parcel in Section 4.10 to construct such Parking and Access Improvements. The Resort Owner shall have the right to review and approve said plans and specifications within thirty (30) days after it receives the same, which approval shall not be unreasonably withheld, conditioned or delayed, provided that (i) Project Developer and Resort Owner agree that the portion of the Parking and Access Improvements to be constructed must generally conform to the layout shown on the preliminary site plan for the Resort Parcel attached hereto as Exhibit "D-1", and (ii) the Resort Owner's failure to approve or disapprove such plans and specifications within said 30-day period shall be deemed approval thereof. The Resort Owner shall provide its objections to such plans and specifications in reasonable detail within said 30-day period, and the parties shall thereafter act reasonably and in good faith to (i) finalize said plans and specifications as soon as reasonably possible thereafter, and to (ii) negotiate and execute a separate agreement which sets forth in reasonable detail the elements of the proposed construction and the types of costs to be incurred, as well as cost estimates for labor and materials, and for design, engineering, surveying and permit costs, related to the proposed Improvements comprising the Primary Access Drive.

                    4.11.3 After the proposed plans and specifications are approved or deemed approved as provided in Section 4.11.2 above, Project Developer shall have the right to construct and complete the Parking and Access Improvements covered by the approved plans and specifications and shall do so free and clear of liens in a good and workmanlike manner in compliance with applicable statutes, codes and ordinances and the approved plans and specifications. Upon completion, Resort Owner or the current Owner of the Resort Parcel shall reimburse Project Developer for fifty percent (50%) of the reasonable costs of completing the Primary Access Drive and other Improvements connecting the same to the Parking Area, as set forth in the separate agreement to be entered into by the parties as provided in Section 4.11. Such reimbursement shall be paid to Project Developer within thirty (30) days after Project Developer submits the total costs thereof listed in reasonable detail, and provides evidence of lien waivers for the work performed on the Resort Parcel. If the Owner of the Resort Parcel fails to pay such amount within said 30-day period, the amount due shall bear interest at a variable rate per annum equal to three (3) percentage points over the Prime Rate. This provision shall not preclude Project Developer from seeking relief under Article 8 below. If Project Developer elects to construct the Parking Area as herein provided, the cost of the Parking Area will be paid by Project Developer.

                    4.11.4 Each Owner of the Resort Parcel hereby grants to Project Developer and its Permittees a non-exclusive easement upon, over, under and across those portions of the Resort Parcel necessary, in the reasonable judgment of Project Developer, to complete construction of the Parking and Access Improvements.

               4.12 Representations and Warranties All Parcels. Each Owner executing this Agreement represents and warrants, with respect to its Parcel described herein, that (i) such Owner holds fee title to such Parcel and has full right, power and authority to enter into and record this Agreement against its Parcel, and (ii) upon recording this Agreement, this Agreement shall impose all covenants, easements, liens and restrictions set forth in this Agreement against the fee title of such Owner to the extent provided in this Agreement, and shall be superior to all liens, encumbrances and other matters of record (or the same shall be made subordinate to this Agreement pursuant to a subordination agreement reasonably acceptable to the Owners of the other Parcels). In the event of a breach of this Section by any Owner, the Owners not in breach of this Section shall be entitled, in addition to other rights and remedies they may have under Article 8, to close off the Easement Areas on the Parcel of the non-breaching Owner during any period such breach prevents an Owner with a dominant tenement from utilizing the servient tenement of the breaching Owner or otherwise utilizing and enjoying the rights and benefits granted to such Owner in this Agreement.

        5. CONSTRUCTION AND REGULATION OF IMPROVEMENTS ON RESORT PARCEL.

               5.1 Architectural Control.

                    5.1.1 No Improvements shall be constructed, erected, placed, altered, maintained or permitted to remain on or within the Resort Parcel until plans and specifications for all such Improvements, including a site plan and drainage plans, are approved by Project Developer as hereafter provided. The term "Improvements" as used in this Section 5.1 shall not include any signs, lights, structures and improvements constructed within a building and not visible from the exterior of such building.

                    5.1.2  All  plans  and   specifications   for  Improvements,
including a site plan and drainage plans, shall first be submitted to Project Developer, who shall review the same to determine whether the architectural design, style, quality, materials, colors and layout of each building and the other Improvements, including without limitation, signs, lighting, driveways, medians, sidewalks and landscaping, and the site plan and drainage plans, are compatible with the present or intended use of adjacent portions of the Sedona Golf Project. Project Developer agrees that its approval shall not be unreasonably withheld; however, Project Developer shall have at least forty-five
(45) days after receipt of all plans and specifications to make its decision with respect thereto, provided that Project Developer shall have 30 days to make decisions on plans and specifications for minor changes to previously approved plans and specifications or for review of initial plans and specifications for minor construction projects, as reasonably determined by Project Developer. Any action not expressly approved in writing by Project Developer shall be deemed disapproved. However, if Project Developer fails to respond within such 30-day or 45-day period, as the case may be, and also fails to do so within ten days after it receives a written request for a decision given after the applicable time period expires by an Owner seeking approval, then such failure to respond shall constitute Project Developer's approval of the requested matter, except that all Improvements must nevertheless comply with all applicable laws, codes, rules and regulations of all governmental authorities.

                    5.1.3 The Resort Parcel shall not be subdivided, by fee title conveyance, ground lease or otherwise, without the prior written consent of Project Developer, provided that a horizontal property regime may be establlished to convert hotel rooms or units into condominium unit so long as the Resort Parcel continues to be operated in the manner permitted by Section 3.1.

                    5.1.4 The foregoing notwithstanding, Project Developer, or its assignee as hereafter provided, may establish from time to time development guidelines with regard to the architectural design, style, quality, materials, colors and layout of each building and other Improvements on the Resort Parcel, which shall apply to all Improvements for which plans and specifications have not yet been approved as provided in this Section 5.1.

                    5.1.5 Project Developer shall have the right to assign, separate from any other rights and benefits of the Project Developer set forth in this Agreement, any or all of its rights and benefits set forth in this
Article 5 to the Sedona Golf Resort Community Association and/o its governing architectural committee, or a similar committee or entity designated by Project Developer in the instrument assigning such rights and benefits, in which event each reference in this Article 5 to "Project Developer" shall be deemed to refer to each such assignee.

                    5.1.6 Resort Owner agrees that the terms of this Article 5 and other terms of this Agreement are a material inducement for Project Developer's conveyance of the Resort Parcel to Resort Owner.

               5.2 Construction Requirements and Activities - Resort Parcel and Project Developer Parcel. No construction, alteration, remodeling, rebuilding or repair work on the Project Developer Parcel, the Resort Parcel or within the Primary Access Drive or the Parking Area ("Construction Activity" or "Construction Activities") shall be undertaken by the Owner of the Project Developer Parcel or the Owner of the Resort Parcel except in compliance with, and each such Owner shall be responsible for complying or causing compliance with, the following:

                    5.2.1 Once any Construction Activity is commenced by such Owner, the same shall be diligently pursued to completion in accordance with all plans and specifications approved pursuant to, and all other requirements set forth in, this Article 5 and in Sections 4.10 and 4.11.

                    5.2.2 All Construction Activities shall be performed in a good and workmanlike manner using first-class construction and building and landscaping materials, and shall be in conformity with this Agreement and all applicable laws, statutes, codes, ordinances, rules and regulations of any governmental authority having jurisdiction over the Construction Activities.

                    5.2.3 All dust generated from any Construction Activities shall be controlled by watering down the construction site, and any sandblasting activities shall be restricted to the water-type method. If trucks or other construction vehicles entering and leaving such Owner's Parcel and/or the Primary Access Drive or Parking Area track mud or dust onto the Easement Areas of an Owner governed by this Section 5.2, or on public streets or on private streets within the Sedona Golf Project, such Owner shall be responsible at its expense for cleaning and removing dust and mud on a daily basis.

                    5.2.4 No roads, driveways, sidewalks or other rights-of-way within or adjacent to the Sedona Golf Project shall be unreasonably obstructed or disturbed with machinery, equipment or personnel used in connection with any Construction Activities.

                    5.2.5 All Construction Activities shall be performed on the Resort Parcel or within the Primary Access Drive and/or the Parking Area, as the case may be, in a manner which minimizes impact on the natural terrain and vegetation, and shall in any event be performed, to the greatest extent reasonably possible, in a manner which protects existing trees, cacti and yuccas. If Resort Owner and Project Developer reasonably determine that relocation of any trees, cacti or yuccas is necessary and the same are salvageable, Resort Owner shall relocate the same, or any other vegetation, to appropriate alternative locations on the Resort Parcel or, if relocation thereon is not practicable, and Project Developer so directs, to the Project Developer Parcel, or the same may be used for common area landscaping within the Sedona Golf Project. Resort Owner and its Permittees shall keep Project Developer advised of any plans to relocate vegetation on the Resort Parcel, and shall provide reasonable prior notice of their intention to make any vegetation available to Project Developer. However, Project Developer shall be under no obligation to accept such vegetation and if Project Developer elects not to accept the same, Resort Owner or its Permittees shall cause the same to be removed and disposed of at their expense, subject to Project Developer's right to reasonably determine whether relocation is appropriate.

                    5.2.6 All Construction Activities and all Improvements shall be constructed and completed in accordance with the Storm Water Pollution Prevention Plan of Yavapai County. Each Owner shall cause its subcontractors to comply with said Plan, and shall cause a copy of said Pla to be included in all construction contracts between such Owner and its contractors and subcontractors for all Construction Activities.

                    5.2.7 On or before the opening of the Improvements on the Resort Parcel for business, Resort Owner shall install, or cause to be installed, at its expense, all landscaping and related irrigation systems within the landscape easement area referred to in Section 4.3 above.

               5.3 Repair of Damage. If any damage to real or personal property occurs within or adjacent to the Sedona Golf Project not owned by an Owner governed by Section 5.2 which results from, or is connected with, any Construction Activities being performed by or at the request of the of the Resort Parcel ("non-performing Owner" for purposes of this Section only), then upon written notice from the other Owner governed by Section 5.2 ("enforcing Owner"), the non-performing Owner shall have ten (10) calendar days thereafter in which to commence to repair such damage and restore the damaged property to its condition immediately prior to such damage, and shall thereafter diligently pursue such repairs to completion. If the non-performing Owner fails to commence the repair of the damage within said ten-day period, or to pursue diligently such repairs thereafter, the enforcing Owner shall have the right to repair the damage and charge the non-performing Owner the total cost thereof, plus interest thereon at a variable rate per annum equal to three (3) percentage points over the Prime Rate from the date each such cost is incurred until paid, and a construction fee equal to the greater of $1,000.00 or fifteen percent (15%) of the cost of said repairs. This Section shall not preclude the enforcing Owner from seeking relief under any provisions of Article 8 below.

               5.4 Enforcement of this Article. The restrictions, rights and obligations imposed by (i) Section 5.1 may be enforced only by Project Developer, and (ii) Sections 5.2 and 5.3 may be enforced only by the Owner of the Project Developer Parcel and the Owner of the Resort Parcel.

        6. MAINTENANCE OBLIGATIONS.

               6.1 Maintenance Duties. The Owner of the Resort Parcel shall, with respect to all Resort Owner Easement Areas and all other Improvements on the Resort Parcel, and the Owner of the Project Developer Parcel shall, with respect to all Project Developer Easement Areas, be responsib for complying or causing compliance with the following covenants and restrictions:

                    6.1.1 Any business conducted on such Parcels shall be carried out in a first class, clean and orderly manner.

                    6.1.2 Maintaining, repairing and replacing its respective Easement Areas, including all paving, curbs, bumpers, walkways, directional signs, lights, traffic control signs, markers and lines which are a part thereof, in good condition and repair.

                    6.1.3 Removing all paper, mud, sand, debris, filth and refuse and sweeping all areas outside of buildings and around trash dumpsters to the extent reasonably necessary to keep such areas in a clean and orderly condition.

                    6.1.4 Maintaining, mowing, weeding, trimming and watering any landscaped areas, and making all replacements of such landscaping, as may be necessary to maintain an attractive appearance and/or to comply with the requirements of Yavapai County.

                    6.1.5 Maintaining or causing to be maintained all portions of buildings, fences, walls (including retaining walls) and structures on those portions of its Parcel governed by this Section, including signs located thereon, in good order, condition and repair.

                    6.1.6 Promptly removing all graffiti or other similar markings from all perimeter or other walls, exterior building walls and other exterior surfaces, paved areas and other exterior portions of any Improvements on those portions of its Parcel governed by this Section.

               6.2 Failure to Maintain. If the Owner of the Resort Parcel fails to perform, or cause to be performed, its duties under Section 6.1, then Project Developer may do so after giving at least fifteen (15) days written notice specifying the basis for claiming non-performance, unless non-performing Owner begins to satisfy the maintenance requirements within said 15-day period and thereafter diligently pursues the same to completion. Project Developer shall be entitled to reimbursement for all costs incurred in curing the default, which amount shall be reimbursed by the non-performing Owner to Project Developer within thirty (30) days after demand therefor, after which the amount due shall bear interest at a variable rate per annum equal to three (3) percentage points over the Prime Rate. This Section shall not preclude Project Developer from seeking relief under any of the provisions of Article 8 below.

               6.3 Enforcement of this Article. The restrictions and obligations imposed by this Article may be enforced as provided in Article 8 only by Project Developer and/or the respective Owners of the Resort Parcel and the Project Developer Parcel.

        7. TERM; MODIFICATION OR TERMINATION.

               7.1 Term. Subject to Section 7.2, this Agreement shall commence with the recording hereof and shall continue in full force and effect until December 31, 2021, after which this Agreement, as may be amended from time to time, shall be automatically extended for successive periods five (5) years each, unless earlier terminated as provided in Section 7.2 below.

               7.2 Modification or Termination. This Agreement, or any provision hereof, may be terminated, modified or amended by the terms of a recorded document executed by all Owners, provided that (i) Sections 1.14 and 4.9 above shall prevail over this Section 7 and this Agreement may be amended by the Owner or Owners referred to in said Sections for the limited purposes set forth therein, and (ii) Article 3 (except subsection 3.2.6), Sections 4.2, 4.10 and 4.11, and Article 5 may be terminated, modified or amended by the terms of a recorded document executed only by Project Developer and the Owners of the Resort Parcel.

        8. ENFORCEMENT.

               8.1 Defaults and Remedies. In addition to the remedies set forth in Sections 5.3 and 6.2 above, in the event of any breach, default, non-compliance, violation or failure to perform or satisfy any of the covenants, restrictions and easements contained in this Agreement by an Own their respective Permittees (collectively referred to herein as a "default"), and the default is not cured within fifteen (15) days after written notice describing the default as given to such Owner ("defaulting Owner") by another Owner entitled to enforce the same under the terms of this Agreement ("enforcing Owner") or if such default is not reasonably capable of being cured within such 15-day period, then if the defaulting Owner has not commenced to cure the default promptly after such notice is given and has not thereafter diligently continued to prosecute such cure to completion, then the enforcing Owner may enforce any one or more of the following rights or remedies in this Section, or any other rights or remedies available at law or in equity, whether or not set forth in this Agreement; all such rights and remedies shall be cumulative and not mutually exclusive.

                    8.1.1 Damages. The enforcing Owner may bring a suit for damages arising from or with respect to any such default.

                    8.1.2 Declaratory Relief. The enforcing Owner may bring suit for declaratory relief to determine the enforceability of any of the provisions of this Agreement.

                    8.1.3 Injunctive Relief; Specific Performance. It is recognized that a default under this Agreement may cause material injury or damage not compensable by an award of money damages and that the enforcing Owner shall be entitled to bring an action in equity or otherwise fo specific performance to enforce compliance with this Agreement, or for any injunctive relief to enjoin the continuance of any default or to prevent a default.

                    8.1.4 Suspension of Easement Rights. If the defaulting Owner has breached the provisions of Section 4.12 and the enforcing Owner(s) is an Owner of a dominant tenement benefitting from easement rights that are materially and adversely affected as a result of such breach, then each such enforcing Owner may restrict or prevent the defaulting Owner and its Permittees from exercising easement rights upon, over and across the Parcel of such enforcing Owner, as a servient tenement, unless and until the default is cured.

               8.2 Waiver. No waiver by any Owner of a breach of this Agreement and no delay or failure to enforce this Agreement shall be construed or held to be a waiver of any preceding or succeeding breach of the same by an Owner. No waiver shall be implied from any Owner's failure to ta any action on account of such default, and no express waiver shall affect a breach other than as specified in said waiver. The consent or approval by an Owner to or of any action shall not be deemed to waive or render unnecessary any Owner's consent to or approval of any subsequent similar acts.

               8.3 Costs of Enforcement. If any legal or equitable action or proceeding is instituted to enforce any provision of this Agreement, the party prevailing in such action shall be entitled to recover from the non-prevailing party all of its costs, including court costs and reasonab attorneys' fees and expenses, as determined by the Court and not the jury.

               8.4 Rights of Lenders. No breach of any provision of this Agreement shall defeat or render invalid the lien of any mortgage or similar instrument securing a loan made in good faith and for value with respect to the development or permanent financing or refinancing of any portio any Parcel or any Improvements thereon; provided that all provisions of this Agreement shall be binding upon and effective against any subsequent Owner whose title is acquired by foreclosure (or by deed in lieu thereof), or otherwise acquired pursuant to such lien rights.

        9. INDEMNIFICATION AND INSURANCE.

               9.1 Indemnification.

                    9.1.1 Each Owner shall defend, indemnify and hold harmless each of the other Owners and their respective officers, shareholders, directors, partners, members, managers, agents and employees, from and against all claims, liens, liabilities and expenses (including reasonable attorneys' fees and costs) arising from liens imposed or personal injury, death or property damage arising out of or connected with or resulting from the use of the easement rights granted in this Agreement, or any Construction Activities undertaken, by the indemnifying Owner or their respective Permittees.

                    9.1.2 Each Owner of the Health Club Parcel and the Resort Parcel acknowledge that golfing activities are an essential part of the Sedona Golf Project and hereby (i) waives and releases any claims or causes of action of any kind each such Owner may have against the Project Developer and/or the Sedona Golf Resort Community Association arising in any way from damages caused by golf balls entering the Parcel of such Owner, and (ii) agrees to defend, indemnify and hold harmless Project Developer and the Sedona Golf Resort Community Association from and against any liabilities, obligations, damages, claims, causes of action, costs, expenses and fees (including reasonable attorneys' fees and costs) arising in any way from golf balls entering such indemnifying Owner's Parcel.

               9.2 Liability Insurance. Each Owner shall procure and maintain public liability and property damage insurance affording coverage for claims for personal injury, death or property damage occurring in, on or about such Owner's Parcel and the Easement Areas used by such Owner and Permittees and for all obligations undertaken by such Owner under Section 9.1 above. Each policy of insurance maintained as herein required shall be primary and non-contributory and shall name the other Owners as additional insured parties. Said policy shall provide coverage of at least $2,000,000.00 combined single limit, or such higher amounts as are reasonably designated by Project Developer from time to time based on coverage that owners or developers of other similar properties customarily maintain in Yavapai County or the Phoenix metropolitan area. Each policy shall provide that it cannot be cancelled without at least thirty (30) days prior written notice to the other Owners, and shall be issued by financially sound and reputable insurance companies, as reasonably determined by Project Developer, and shall be authorized to do business in Arizona. Certificates evidencing the existence of such insurance, including the 30-day notice of cancellation set forth above and the waiver of subrogation set forth in Section 9.4, shall be provided by each Owner to the other Owners from time to time upon request.

               9.3 Self-insurance. The insurance requirements in this Article 9 may be satisfied by a plan of self-insurance from time to time, but only so long as such Owner has and maintains a net worth of $200,000,000.00 or more and such Owner furnishes to any other Owner requesting the sa evidence of compliance with the minimum net worth requirement set forth above. The annual report or annual financial statements of such Owner audited by an independent certified public accountant shall be sufficient evidence of its net worth. If any Owner elects to self-insure pursuant to this Section and thereafter elects to terminate such self-insurance programs, it shall give at least thirty (30) days prior written notice thereof to the other Owners and within said 30-day period shall comply with Sections 9.1, 9.2 and 9.4 and shall deliver to each Owner the certificate of insurance referred to in Section 9.2.

               9.4 Waiver of Subrogation.  Notwithstanding  any other provisions in this Agreement, each Owner hereby waives any and all rights of recovery against each Owner, and their respective directors, partners, officers, employees, shareholders, members, managers and representatives, for of or damage to the waiving Owner, its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Each Owner shall, upon obtaining the insurance policies required hereunder, give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Agreement and shall obtain, at its expense, if any, an appropriate waiver of subrogation endorsement from their insurer.

        10. RIGHT TO RECORD ADDITIONAL COVENANTS AND EASEMENTS.

               Project Developer expressly reserves the right to record from time to time additional covenants, conditions, restrictions and easements against the Project Developer Parcel and Project Developer Easement Areas, as may be reduced pursuant to Section 4.9 above, with respect to the development and operation of all or portions of the Project Developer Parcel, to the extent it deems necessary and appropriate from time to time in its sole discretion, provided that the same shall not materially amend the rights, benefits and burdens set forth in this Agreement except in accordance with Sections 4.9 and 7 above. In no event will Project Developer have any obligation to undertake the construction or development of the Project Developer Parcel and/or the Project Developer Easement Areas now or in the future, or to develop the Project Developer Parcel in any manner other than as Project Developer chooses in its sole discretion.

        11. ADDITIONAL PROVISIONS.

               11.1 Condemnation. If any portion of the Easement Areas is taken through eminent domain proceedings, or is acquired in lieu thereof, by any duly constituted authority for a public or a quasi-public use, that portion of the award attributable to the value of the land and improvements so taken shall be payable only to the Owner thereof (or to the Owner's lender, as their respective interest(s) may appear), and no claim thereon shall be made by any other Owner, provided that such other Owner may independently file collateral claims with the condemning authority for loss of easement rights if such claims do not operate to reduce the award to be paid to the Owner of the land and improvements so taken.

               11.2 Constructive Notice and Acceptance. Every Owner or Permittee who now or hereafter owns or acquires any right, title or interest in or to any portion of Parcel is and shall be conclusively deemed to have consented and agreed to every covenant, restriction and easement contai herein which burdens, restricts or benefits said portion, whether or not any reference to this Agreement is contained in the instrument by which such interest is acquired.

               11.3 Headings. The headings used herein are for convenience only and do not in any way limit or define the scope or intent of the provisions hereof.

               11.4 Invalidity of any Provision. If any provision of this instrument is adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect any other provision of this instrument, or the application of any such provision und circumstances different from those adjudicated by the court, or the validity or enforceability of this instrument as a whole.

               11.5 Notices. Any notice, consent, request, demand, approval or other communication provided for herein or sent pursuant hereto shall be in writing and shall be given by delivering the same to an Owner in person or by sending the same by United States mail (registered, certified express mail), with postage prepaid, or by "Federal Express" or other reputable overnight courier service, to the address set forth below:

                To Project Developer:   3838 North Central Avenue
                                        Suite 1500
                                        Phoenix, Arizona  85012
                                        Attention: Peggy Kirch
                                                   Jeff Romaine, Esq.


                To Resort Owner:        2601 E. Thomas Road
                                        Suite 225
                                        Phoenix, Arizona  85016

                To Health Club:         P.O. Box 1243
                                        Sedona, AZ 86339
                                                OR
                                        561 Highway 179
                                        Sedona, AZ 86336
                with copy to:           The Ridge Spa and Racquet Club
                                         at Sedona Golf Resort
                                        10 Ridge View Drive
                                        Sedona, AZ 86336
                                        Attn:  Ivan Madar

Any Owner may change its mailing address by giving written notice of such change to the other Owners in the manner set forth above at least ten (10) days prior to the date such change is to become effective. All notices, consents or other communications under this Agreement shall be deemed given, received and made on the date personal delivery or overnight courier delivery is effected or, if mailed, on the delivery date or attempted delivery date shown on the return receipt.

               11.6 No Representations or Warranties. No representations or warranties of any kind whatsoever, express or implied, shall be deemed to have been given or made by Project Developer with respect to its approval of any plans and specifications submitted pursuant to this Agreement o the Resort Owner Agreement, including without limitation with respect to compliance with zoning and subdivision requirements, or with building and other applicable codes, regulations and laws, or fitness for the intended use.

               11.7 Governing Law; Time of the Essence; Exhibits. This Agreement shall be construed and governed under the laws of the State of Arizona. Time is of the essence with respect to each of the covenants contained in this Agreement. All exhibits attached hereto are a part of this Agreement.

               11.8 No Rights to Public. No part of this Agreement shall be construed as creating or granting any rights to the general public, nor shall any part be construed as a dedication of any portion of an Easement Areas for public use.

               11.9 Estoppel. Each Owner shall, upon the written request of another Owner, execute an estoppel certificate which may be relied upon by the requesting Owner, its successors and assigns and lenders, stating whether any defaults exist under this Agreement on the part of the requesting Owner, whether any sums are owed by the requesting party to such Owner and such other information as may be reasonably required. Any failure to deliver or mail by certified mail, return receipt requested, a written response to the address set forth in the notice from the requesting Owner within thirty (30) days after receipt of the request shall be deemed to be an acknowledgment that the non-responding party claims no defaults and that no sum is owed by the requesting Owner.

               11.10 Force Majeure. Each Owner shall be excused from performing any of its respective obligations in this Agreement (except obligations to pay or reimburse sums of money) for as long as the performance of any such obligation is prevented, delayed or hindered by act of God, flood or other weather conditions of unusual severity, explosion, war (declared or undeclared), riot, inability to procure or general shortage of labor, equipment, facilities or materials in the open market, failure of transportation, strikes, order of government or civil or defense authorities, or other cause not within the reasonable control of the respective Owner (financial inability excepted).

               11.11 Taxes. Each Owner shall pay prior to delinquency all taxes, assessments or other charges levied or made by a governmental body or agency against its Parcel, provided that each Owner may contest in good faith any such real property tax or assessment so long as any such contested tax or assessment is paid prior to a tax sale under any applicable law.

               11.12 Release Upon Sale of Interest. Upon the assignment, conveyance, sale or other transfer by an Owner of its entire right, title and interest in its Parcel ("transfer"), that Owner shall be released from those obligations in this Agreement as the Owner thereof arising after th effective date of such transfer (other than those obligations arising from any default by such Owner under this Agreement prior to such transfer, including payment of any amounts which may then be due and owing), but only after the recording of the instrument consummating the transfer. Upon a transfer, the transferee shall not be personally liable for any default under this Agreement which occurred prior to the effective date of the transfer if, prior to such transfer, such transferee executes and delivers to the other Owners a written statement in which the name and address of the transferee shall be disclosed and the transferee acknowledges its obligations to be bound by this Agreement and to perform all obligations hereunder upon consummation of the transfer. Otherwise, such transferee shall be obligated for any defaults under this Agreement occurring before or after such transfer. Failure to deliver any such written statement shall not affect the running of the covenants herein with the land, nor negate, modify or otherwise affect the liability of any transferee pursuant to this Agreement.

               11.13 Authority; Joint and Several Liability. Each individual executing this Agreement represents and warrants that he or she is duly authorized to bind the entity on behalf of which he or she is signing. If a Parcel is owned by more than one Owner, each Person constituting an Owner shall be jointly and severally obligated for all liabilities of an Owner of such Parcel.

               11.14 Resort Owner Agreement Requirements. Project Developer and Resort Owner acknowledge that certain obligations and requirements regarding the development of certain on-site and off-site improvements for the Resort Parcel are set forth in the Resort Owner Agreement, all of which shall survive the transfer of the Resort Parcel to Resort Owner. With respect to the rights, duties and obligations between Project Developer and Resort Owner, in the event of a conflict between the Resort Owner Agreement and the provisions of this Agreement, the more restrictive provision shall control.

               11.15 Rule Against Perpetuities. If any of the interests, privileges, covenants or rights created by this Agreement shall be unlawful, void or voidable for violation of the rule against perpetuities or any related rule, then such provision shall continue until 21 years after the death of the last survivor of those issue of Bruce Babbitt, former Governor of Arizona, who are living on the date this Agreement is recorded, and the descendants of such issue.

               11.16 Governmental Requirements. The covenants and restrictions in this Agreement are in addition to all applicable governmental requirements, laws, rules, codes and ordinances. If a conflict exists between this Agreement and such requirements, laws, rules, codes or ordinances, then the more restrictive requirement shall govern.

               11.17 No Third-Party Beneficiaries. There shall be no third-party beneficiaries of this Agreement except as may be specifically named and designated as such in this Agreement.

               11.18 Buildings on Project Developer Parcel. The Owner of the Project Developer Parcel agrees, for the benefit of the Owner of the Resort Parcel, that (i) the buildings, walls and landscaping constructed or installed from time to time on the Project Developer Parcel, shall be constructed and installed in a first-class fashion and designed in an attractive manner compatible with the overall appearance of the Sedona Golf Project, provided that certain retail and grocery store uses may be designed to be compatible with the unique look and appearance customary for such uses, (ii) any roof-mounted heating, ventilation or air conditioning equipment located on the Project Developer Parcel will be screened on the side facing the Resort Parcel by an attractive barrier at least as high as such equipment, which barrier shall be constructed of materials and colors suitable for the Sedona Golf Project, and
(iii) if the rear portion of any buildings on the Project Developer Parcel face the Resort Parcel, then such rear portion shall be designed in a reasonably attractive manner compatible with the overall appearance of other buildings in the Sedona Golf Project. This Section may only be enforced by the Owner of the Resort Parcel.

               11.19 Parties Bound By This Agreement. Project Developer and Resort Owner agree that, to accommodate the closing for the transfer of the Resort Parcel to Resort Owner, this Agreement shall be recorded prior to its execution by Health Club Owner. Accordingly, this Agreement will be recorded without Exhibit "C" attached, and this Agreement shall neither bind nor benefit the Health Club Parcel or the Owner of the Health Club Parcel or its Permittees in any way unless and until such Owner agrees, in a recorded document also signed by Resort Owner and Project Developer, to be bound by and subject to all of the covenants, conditions, easements and restrictions set forth in this Agreement. In no event shall the Owner of the Health Club Parcel or any of its Permittees be deemed to constitute third-party beneficiaries of this Agreement.

               IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.


SEDONA GOLF RESORT, L.C., an
Arizona limited liability company,

BY:  SunCor Development Company, an
Arizona corporation, its Managing Member


By:     /s/Peggy Kirch
   ------------------------------
        (Signature)

Its: Vice President
    -----------------------------
    (Printed/Typed Name and Title)


UP SEDONA, INC.,
an Arizona corporation

By:     /s/William S. Oliver
   ------------------------------
    William S. Oliver, President


ALL SEASONS RESORTS, INC.,
an Arizona corporation

By:
   ------------------------------
          (Signature)

Its:
    -----------------------------
    (Printed/Typed Name and Title)

STATE OF ARIZONA        )
                        ) SS:
COUNTY OF MARICOPA      )

               Before me, the undersigned, a Notary Public in and for said County and State, this 19th day of December, 1996, personally appeared Peggy Kirch the Vice President of SunCor Development Company, an Arizona corporation, which corporation is the Managing Member of Sedona Golf Resort, L.C., an Arizona limited liability company, who acknowledged the execution of the above Agreement to be his/her voluntary act and deed on behalf of said corporation, as such Managing Member.

        WITNESS my hand and notarial seal.

                       /s/Pamela D. Swoboda Notary Public
                       ----------------------------------
                           Resident of Maricopa County

My Commission Expires:  May 28, 1998


STATE OF ARIZONA        )
                        ) SS:
COUNTY OF MARICOPA      )

               Before me, the undersigned, a Notary Public in and for said County and State, this 19th day of December, 1996, personally appeared William
S. Oliver, the President of UP Sedona, Inc., an Arizona corporation, who acknowledged the execution of the above Agreement to be his/her voluntary act and deed.

        WITNESS my hand and notarial seal.

                              /s/Pamela D. Swoboda
                              ------------------------------
                                     Notary Public
                              Resident of Maricopa County

My Commission expires:  May 23, 1998


STATE OF ARIZONA        )
                        )  SS:
COUNTY OF               )

               Before me, the undersigned, a Notary Public in and for said County and State, this _____ day of , 1996, personally appeared , the of All Seasons Resorts, Inc., an Arizona corporation, who acknowledged the executi of the above Agreement to be his/her voluntary act and deed.


        WITNESS my hand and notarial seal.

                                  Notary Public
                         ------------------------------
                               Resident of County

My Commission expires:

                                    EXHIBITS




Exhibit "A"   -  Legal description of Resort Parcel (Recital A)

Exhibit "B"   -  Legal description of Project Developer Parcel (Recital B)

Exhibit "C"   -  Legal description of Health Club Parcel (Recital C) to be added later

Exhibit "D-1" -  Site Plan showing Parking Area with 56 spaces and Primary
                 Access Drive designated (Sections 1.11, 1.14 and 4.2.2)

Exhibit "D-2" -  Legal description of Parking Area (Section 4.2.2)

Exhibit "E"   -  Legal description or diagram of Sedona Golf Project
                 (Section 1.23)